Exhibit 99.1

For Immediate Release

Compensation Risk Managers, LLC Reaches Settlement Agreement With the New York Workers’
Compensation Board

HAMILTON, Bermuda, June 2, 2008 – CRM Holdings, Ltd. (the “Company”) (Nasdaq: CRMH), a leading provider of a full range of products and services for the workers’ compensation insurance industry, today announced its wholly-owned subsidiary Compensation Risk Managers, LLC (“CRM”) has reached a resolution with the New York State Workers’ Compensation Board (“WCB”).

No fines, no penalties and no admission of wrongdoing were important elements of an agreement signed today between the WCB and CRM. Under the terms of the agreement, CRM, which had voluntarily exited the New York self-insured group market during the second half of 2007 and first quarter of 2008, will voluntarily surrender its third party administrator’s license to provide third party claims administrative services to self-insured workers compensation groups in New York.

“I would like to thank the Workers’ Compensation Board and Chairman Weiss for working with us to resolve this matter quickly. The group self insured trust industry is facing some tremendous challenges in the months ahead and we are committed to helping them find solutions wherever we can,” said Mr. Daniel G. Hickey Jr., the Company’s Chairman and Chief Executive Officer.

Mr. Hickey continued, “An end to this dispute benefits our shareholders as well as clarifies our defense of the allegations. The resolution of this matter allows us to turn our focus to meeting the needs of our brokers and end users as we continue to selectively expand our business.”

The agreement was applauded by State Assemblyman Joel Miller (R — Poughkeepsie) who said that CRM was an important company to the people of Poughkeepsie. “Locally, through its subsidiaries the Company provides jobs and contributes significantly to the local economy. This agreement lets the company go back to focusing all of its time on its future business success. This is good news for Poughkeepsie.”

The hearing originally scheduled for May 20, but postponed last week, has been canceled. Both sides consider the matter resolved. As part of the ongoing transfer of CRM’s self-insured groups that voluntarily closed, it will continue to assist the WCB in the transfer of the administration of the groups still being managed by CRM to a new third party administrator appointed by the WCB under the Workers’ Compensation Law and the WCB’s regulations. In a separate matter, CRM agreed to pay $55,000 to satisfy all penalties that previously had been assessed by the WCB.

About CRM Holdings, Ltd.

CRM Holdings, Ltd. is a provider of workers’ compensation insurance products. Its main business activities include underwriting primary workers’ compensation policies, underwriting workers’ compensation reinsurance and excess insurance policies, and providing fee-based management and other services to self-insured entities. The Company provides primary workers’ compensation insurance to employers in California, Arizona, Florida, Nevada, New Jersey, New York, and other states. The Company reinsures some of the primary business underwritten and provides excess workers’ compensation coverage for self-insured organizations. CRM is also a provider of fee-based management services to self-insured groups in California. Further information can be found on the CRM Web site at http://www.CRMHoldingsLtd.bm.

CRMH-G

Contact Information:

Mark Collinson
CCG Investor Relations
10960 Wilshire Blvd., Ste. 2050
Los Angeles, CA 90024
(310) 231-8600 ext. 117

Forward-Looking statements

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). These statements are based on our current expectations and projections about future events and are identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology.

All forward-looking statements involve risks and uncertainties. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. There are or may be important factors that could cause actual results to differ materially from the forward-looking statements we make in this document. Such risks and uncertainties are discussed in the company’s Form 10-K for the year ended December 31, 2007, and in other documents filed by the company with the Securities and Exchange Commission.

These risks and others could cause actual results to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.

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